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                                                                   Exhibit 10.34

          FIRST AMENDMENT TO COPROMOTION AND CODEVELOPMENT AGREEMENT

     This FIRST AMENDMENT TO COPROMOTION AND CODEVELOPMENT AGREEMENT (this "Amendment") is made this 17th day of December, 2001, made by and between ViroPharma Incorporated, a Delaware corporation (hereinafter "ViroPharma"), with offices located at 405 Eagleview Boulevard, Exton, PA 19341, and Aventis Pharmaceuticals Inc., a Delaware corporation (hereinafter "Aventis"), with offices located at Route 202-206, P.O. Box 6800, Bridgewater, New Jersey 08807.

     WHEREAS, ViroPharma and Aventis are parties to that certain Copromotion and Codevelopment Agreement dated as of September 9, 2001 (the "Agreement"); and

     WHEREAS, ViroPharma and Aventis wish to amend the Agreement, as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and intending to be legally bound, the parties agree as follows:

     1.  Amendment of Section 1.82.  Section 1.82 of the Agreement is amended by
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adding the words "with respect to Net Sales achieved in the Territory" after the words "under the SaSy Agreement" in such Section.

     2.  Amendment of Section 9.1.  Section 9.1 of the Agreement is amended as
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follows:

         a. Section 9.1 is amended by adding the words "(except as set forth in the immediately following sentence)" immediately after the words "non-sublicensable right".

         b. Section 9.1 is further amended by adding the following after the end of Section 9.1: "ViroPharma may sublicense its activities under this
     Article 9 to an Affiliate of ViroPharma. Notwithstanding the foregoing, ViroPharma shall be solely responsible for activities performed by such Affiliate, and the selection and use of an Affiliate shall not relieve ViroPharma of its obligations hereunder. For the sake of clarity, ViroPharma shall not be entitled to sublicense its activities under this
     Article 9 to Third Parties."

     3.  Amendment of Section 14.2.14.  Section 14.2.14 of the Agreement is
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amended by deleting therefrom "ninety (90)" and replacing it with "one hundred eighty (180)".

     4.  Amendment of Section 14.3.9.  Section 14.3.9 of the Agreement is
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amended by deleting therefrom "ninety (90)" and replacing it with "one hundred eighty" (180)".

     5.  Miscellaneous.
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         a.   The Agreement shall remain in full force and effect, subject only to the express changes set forth in this Amendment.
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          b.   The Agreement, as supplemented and modified by this Amendment, constitutes the entire understanding among the parties with respect to the subject matter thereof, and supersedes any prior understanding and/or written or oral agreements among them. All references to "this Agreement" in the Agreement shall mean the Agreement as modified hereby and from time to time hereafter.

          c. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment will be governed as to validity, interpretation and effect according to the provisions of Section 17.6 of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of this day and year first-above written.


AVENTIS PHARMACEUTICALS INC.                 VIROPHARMA INCORPORATED

By: /s/ Jerry Belle                          By: /s/  Michel de Rosen
   --------------------------------------        -------------------------------
   Jerry Belle                                   Michel de Rosen
   President and Chief Executive Officer         President and Chief Executive
                                                 Officer

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